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SierraCities.com                                  Agreement Number:295293/337589


                             MASTER LEASE AGREEMENT
                                 By and Between
                             SIERRACITIES.CONI INC.
                                       and
                                  GTS/HDD, Inc.


         This MASTER LEASE AGREEMENT ("Agreement") is dated as of, and is by and between SierraCities.com Inc., with offices located at 600 Travis Street; Suite 1300, Houston, Texas 77002, its successors and assigns ("Lessor") and GTS/HDD, Inc a Arkansas Incorporated Company having offices located at 4890 Butterfield Coach Road, Springdale AR 72704 ("Lessee"). The parties hereto for good and valuable consideration and intending to be legally bound hereby agree as follows:

I. AGREEMENT. This Agreement establishes the general terms and conditions under which Lessor may, from time to time, lease Systems (as hereinafter defined) to Lessee. The terms hereof shall be deemed to form a part of each Master Lease Schedule (each a "Lease") executed by the parties which references this Agreement. Items of "Equipment," "Licensed Products," "Project Costs" and "Maintenance" shall be identified in each Lease and shall be collectively referred to as a "System."

II. PAYMENTS AND LEASE TERM. This Agreement shall become effective upon acceptance and execution by Lessor and shall remain effective at least until the expiration or early termination of the term of the last Lease hereunder to expire or terminate early. Each Lease shall become effective upon acceptance and execution by Lessor and shall be for the term provided therein. The term of each Lease shall commence on the Commencement Date, as defined in the Lease with an interim term and Base Term Commencement Date as set forth therein and shall thereafter continue until all obligations of the Lessee under the Lease shall have been fully performed ("Lease Term"). The amount of the Lease Payments on each Lease ("Lease Payments") are based upon the estimated total cost of the System on the applicable Schedule. The Lease Payments shall be adjusted proportionately upward or downward if the actual total cost of the System on the applicable Lease exceeds or is less than the estimate, with such adjustment being confirmed in writing. Interim Rent and Base Term Rent shall be due and payable as set forth in the Lease. All payments made by or on behalf of Lessee hereunder shall be nonrefundable. LESSEE'S OBLIGATION TO PAY SUCH LEASE PAYMENTS SHALL BE ABSOLUTE AND UNCONDITIONAL AND IS NOT SUBJECT TO ANY ABATEMENT, SET-OFF, DEFENSE OR COUNTERCLAIM FOR ANY REASON WHATSOEVER. All payments hereunder shall be made to Lessor at its address specified above (or such other place as Lessor, in writing, directs) without notice or demand therefor. If the tern of a Lease is extended, "Lease Term" shall be deemed to refer to all extensions thereof. Each Schedule will automatically renew for successive 90 day terms ("Renewal Term") unless you send us written notice that you do not want to renew at least 60 days before the end of any term of such Schedule. We may cancel the automatic renewal by sending you written notice, at least 15 days before the end of any term.

III. PERSONAL PROPERTY, TITLE. AND LOCATION. The Equipment is, and shall at all times be and remain, the sole and exclusive property of Lessor, and Lessee, notwithstanding any trade-in or down payment made by Lessee or on its behalf with respect to the Equipment, shall have no right, title or interest therein or thereto, except as to the use thereof subject to the terms and conditions of this Agreement and the related Lease hereunder. Notwithstanding anything to the contrary in this Agreement or any Lease, neither this Agreement nor any Lease grants any right, title or interest in or to that portion of any System constituting or containing software and/or operation manuals, plans, specifications and documentation related thereto (collectively, "Licensed Materials"). Any rights that Lessee may have with respect to Licensed Materials shall arise only pursuant to license agreements between Lessee and the licensor(s) of such Licensed Materials (collectively, the "Licensors") which license agreements (the "Licenses") may be contained within the packaging associated with the System. All title to and ownership of the Licensed Materials (together with all rights in patents, copyrights, trade secrets and other intellectual property rights applicable thereto) are and shall remain in the Licensors during and after the tern of this Agreement. Any use of the terms "sell," "purchase," "license," "lease," and the 'like in this Agreement or any Lease with respect to Licensed Materials shall be interpreted in accordance with this Section 3.

         Lessee will not directly or indirectly create, incur, assume or suffer to exist any lien on or with respect to the System or Lessor's interest thereto, except such liens as may arise through the independent acts or omissions of the Lessor. Lessee, at its own expense, will promptly pay, satisfy or otherwise take such actions as may be necessary to keep the System free and clear of any and all such liens. The System is, and at all times shall remain, personal property notwithstanding that the System or any item thereof may now be, or hereafter become, in any manner affixed or attached to, or imbedded in, or permanently resting upon real property or any improvement thereof or attached in any manner to what is permanent. If requested by Lessor prior to or at any time during the Lease Term, Lessee will obtain and deliver to Lessor waivers of interest or liens in recordable form, satisfactory to Lessor, from all persons claiming any, interest in the real property on which an item of the System is installed or located.

         The System shall be kept at the address designated in the Lease and shall not be removed therefrom without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. Lessor may require plates or markings to be affixed to or placed on the Equipment indicating the Lessor's ownership of the Equipment.

IV. DELIVERY AND ACCEPTANCE. As between Lessee and Lessor, delivery and installation arrangements and costs are the sole responsibility of Lessee. Lessee agrees to accept the System when delivered, installed and operating to Vendor's specifications and to execute the Delivery and Acceptance Certificate supplied by Lessor as evidence thereof. Lessee agrees to hold Lessor harmless from specific performance of this Agreement and from damages, if for any reason, the Vendor fails to deliver, or delays in delivery of, the System so ordered or if the System is unsatisfactory for any reason whatsoever. Lessee's execution of the Delivery and Acceptance Certificate shall conclusively establish that the System covered thereby is acceptable to Lessee for all purposes of the Lease related thereto. If Lessee cancels or terminates a Lease prior to the Commencement Date or if Lessee fails or refuses to sign the Delivery and Acceptance Certificate within a reasonable time, not to exceed five (5) business days, after the System has been delivered, installed and is operating to Vendor's specifications, Lessor shall have the option of treating the Lease as cancelled by Lessee and Lessee shall automatically assume all of Lessor's rights and obligations as purchaser of the System, whether under an Acquisition Agreement or otherwise. If Lessee has entered into any purchase, licensing, maintenance or similar agreements with the Vendor (each an "Acquisition Agreement") covering the System or any portion thereof, Lessee transfers and assigns to Lessor all of Lessee's rights, but none of its obligations (except for Lessee's obligation to pay for the System upon Lessor's acceptance of the Lease), with respect to the Acquisition Agreement, including without limitation the right to take title to the System.

V. SELECTION OF SYSTEM AND DISCLAIMER OF WARRANTY. If the System is not properly installed, does not operate as represented or warranted by the Vendor, or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against the Vendor and shall, nevertheless, pay Lessor all Lease Payments under the Lease and shall not set up against Lessee's obligations any such claims as a defense, counterclaim, set-off or otherwise. So long as Lessee is not in breach or default of this Agreement or any Lease hereunder, Lessor hereby assigns to Lessee any rights which Lessor may have against the Vendor for breach of warranty or other representation respecting any item of the System. All proceeds of any warranty recovery by Lessee from the Vendor of any item of the System shall first be used to repair or replace the affected item. NOTWITHSTANDING ANY PROVISION CONTAINED HEREIN TO THE CONTRARY, LESSEE DOES NOT WAIVE ANY RIGHTS OR REMEDIES IT MAY HAVE AGAINST THE VENDOR OF THE SYSTEM.

         Lessee has selected both the System and the Vendor from whom Lessor covenants to purchase the System at Lessee's request. LESSEE ACKNOWLEDGES THAT LESSOR HAS NO EXPERTISE OR SPECIAL FAMILIARITY ABOUT OR WITH RESPECT TO THE SYSTEM. LESSEE AGREES THAT THE SYSTEM LEASED HEREUNDER IS LEASED "AS-IS" AND IS OF A SIZE, DESIGN AND CAPACITY SELECTED BY LESSEE AND THAT LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR LESSEE'S PURPOSES, AND THAT LESSOR HAS MADE NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE SUITABILITY OR DURABILITY OF SAID SYSTEM FOR THE PURPOSES AND USES OF LESSEE, OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT THERETO, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LESSOR FURTHER DISCLAIMS ANY LIABILITY FOR LOSS, DAMAGE OR INJURY TO LESSEE OR THIRD PARTIES AS A RESULT OF ANY DEFECTS, LATENT OR OTHERWISE, IN THE SYSTEM WHETHER ARISING FROM THE APPLICATION OF THE LAWS OF STRICT LIABILITY OR OTHERWISE.

         LESSEE ACKNOWLEDGES THAT NEITHER THE VENDOR NOR ANY SALESPERSON, EMPLOYEE, REPRESENTATIVE OR AGENT OF THE VENDOR 1S AN AGENT OR REPRESENTATIVE OF LESSOR, AND THAT NONE OF THE ABOVE IS AUTHORIZED TO WAIVE OR ALTER ANY TERM, PROVISION OR CONDITION OF THIS AGREEMENT OR ANY LEASE HEREUNDER, OR MAKE ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THIS AGREEMENT, ANY LEASE HEREUNDER OR THE SYSTEM LEASED HEREUNDER. REGARDLESS OF CAUSE, LESSEE WILL NOT ASSERT ANY CLAIM WHATSOEVER AGAINST LESSOR FOR LOSS OF ANTICIPATORY PROFITS OR ANY OTHER INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, NOR SHALL LESSOR BE RESPONSIBLE FOR ANY DAMAGES OR COSTS WHICH MAY BE .ASSESSED AGAINST LESSEE IN ANY ACTION FOR INFRINGEMENT OF ANY UNITED STATES LETTERS PATENT OR COPYRIGHT. LESSOR MAKES NO WARRANTY AS TO THE TREATMENT OF THIS AGREEMENT OR ANY LEASE HEREUNDER FOR TAX OR ACCOUNTING PURPOSES.

VI. USE; MAINTENANCE AND INSPECTION. Lessee shall use the System solely in the conduct of its business and in a careful and proper manner consistent with the requirements of all applicable insurance policies and shall permit only qualified personnel to operate the System. Lessee will not modify the System in any way without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee shall not attach or incorporate the Equipment or Licensed Products to or in any other item of equipment or software in such a manner that the Equipment or Licensed Products becomes or may be deemed to have become an accession to or a part of such other item of equipment or software. If any parts or accessories forming part of the System become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, shall within a reasonable time cause such parts or accessories to be replaced by replacement parts or

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SierraCities.com                                  Agreement Number:295293/337589

accessories which are free and clear of all liens, encumbrances or rights of others and have a utility at least equal to the parts or accessories replaced. All equipment, Licensed Products accessories, upgrades, parts and replacements for or which are added to or become attached to the System, which are essential to the operation of the System or which cannot be detached from the System without materially interfering with the operation of the System or adversely affecting the value and utility which the System would have had without the addition thereof, shall immediately become the property of Lessor, and shall be deemed incorporated in the System and subject to the terms of this Agreement and the related Lease as if originally leased hereunder. Lessee shall not make any material alterations to the System without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Upon reasonable advance notice, Lessor shall have the right to inspect the System and all maintenance records with respect thereto, if any, at any reasonable time during normal business hours.

         At its own expense, Lessee will cause the System to be kept, used and maintained as recommended by the Vendor and Vendor's maintenance manuals and plans by competent and duly qualified personnel in accordance with applicable governmental regulations, if any, and in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use alone excepted. In the event the Lease Payments include the cost of maintenance and/or service being provided by Vendor, Lessee acknowledges that Lessor is not responsible for providing any required maintenance and/or service for the System. Lessee shall make all claims for service and/or maintenance solely to the Vendor and Lessee's obligation to make all required Lease Payments shall remain unconditional.

VII. ASSIGNMENT. LESSEE MAY NOT ASSIGN THIS AGREEMENT, ANY LEASE OR THE RIGHTS HEREUNDER, NOR SHALL THE LESSEE SUBLEASE OR LEND THE SYSTEM OR ALLOW IT TO BE USED BY ANYONE OTHER THAN LESSEE'S EMPLOYEES WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD. Lessor may at any time assign all or part of any interest in this Agreement or any Lease and in each item of the System and monies to become due to Lessor hereunder; and, Lessor may grant security interests in the System, subject to the Lessee's rights therein. In such events, all the provisions of this Agreement or any Lease hereunder for the benefit of Lessor shall inure to the benefit of and be exercised by or on behalf of such assignee, but the assignee shall not be liable for or be required to perform any of Lessor's obligations to Lessee. The Lessor may direct that all Lease Payments due and to become due under this Agreement or any Lease hereunder and assigned by Lessor shall be paid directly to assignee, upon notice of such assignment to Lessee. The right of the assignee to the payment of the assigned Lease Payments, the performance of all Lessee's obligations and to exercise any other of Lessor's rights hereunder shall not be subject to any defense, counterclaim or set-off which the Lessee may have or assert against the Lessor, and the Lessee hereby agrees that it will not assert any such defenses, set-offs, counterclaims and claims against the assignee. No such assignment by Lessor shall relieve Lessor of its obligations or limit or otherwise affect Lessee's rights and/or obligations hereunder.

VIII. RISK OF LOSS. Lessee hereby assumes and shall bear the entire risk of loss (including theft, requisition of use, erasure or inoperability) or destruction of or damage to the System from any and every cause whatsoever, whether or not insured, until the System is returned to Lessor. No such loss or damage shall relieve Lessee from any obligation under this Agreement or any Lease hereunder, which shall continue in full force and effect. In the event of damage to or loss or destruction of the System (or any item thereof), Lessee shall promptly notify Lessor in writing of such fact and shall, at the option of Lessor, (a) place the same in good repair, condition and working order, (b) replace the Licensed Products and/or Equipment with like Licensed Products and/or Equipment in good repair, condition and working order, acceptable to Lessor and transfer clear title to or a right to use, as appropriate, such Licensed Products and/or replacement Equipment to Lessor, whereupon such Licensed Products and/or Equipment shall be subject to the Lease and be deemed the System for purposes hereof, or (c) on the due date for the next Lease Payment or upon the expiration of the Lease, whichever first occurs, pay to Lessor: the present value of the total of all unpaid Lease Payments for the entire Lease Term plus the estimated fair market value of the System at the end of the originally scheduled Lease Term or the agreed upon purchase option price, if any, all of which shall be discounted to the date of payment by Lessee at an annual rate equal to the lesser of five percent (5%) or the rate then available for United States Treasury obligations having an average life equal to the remaining Lease Term ("Present Value Rate"), whereupon the Lease shall terminate with respect thereto.

IX. INSURANCE. Prior to the Lease Commencement Date, Lessee shall obtain, maintain and keep the System insured against all risks of toss or damage, in an amount not less than the replacement cost or Stipulated Loss Value of the System, whichever is greater, without deductible and without co-insurance. Lessee shall maintain such insurance coverage for the entire Lease Term. Lessee shall also obtain and maintain for the entire Lease Term, comprehensive public liability insurance covering liability for bodily injury, including death, and property damage resulting from the purchase, ownership, leasing, maintenance, use, operation or return of the System with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence. If Lessee is a doctor, hospital or other health care provider, Lessee shall furnish Lessor with evidence of sufficient professional liability insurance. All said insurance shall be in a form and an amount and with companies reasonably satisfactory to Lessor. Lessor, its successors or assigns, shall be the sole named loss payee with respect to insurance for damage to or loss of the System and shall be named as an additional insured on the public liability insurance. Lessee shall pay all premiums for such insurance and shall deliver to Lessor certificates of insurance, or other evidence satisfactory to Lessor evidencing the insurance required hereby, along with proof, satisfactory to Lessor, of the payment of the premiums for such insurance policies. All insurance shall provide for at least thirty (30) days advance written notice to Lessor before any cancellation, expiration or material modification thereof and also provide that no act or default of any person other than Lessor, its agents or these claiming under Lessor, will affect Lessor's right to recover under such policy or policies in case of loss. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to make claim for, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under any such insurance policy. Unless Lessee is in default, Lessee may with the prior written approval of Lessor, settle and adjust all such claims. Lessee agrees if Lessee shall fail to procure, maintain, and pay for such insurance, Lessor shall have the right, but not the obligation, to obtain such insurance on behalf of and at the expense of Lessee. In the event Lessor does obtain such insurance, Lessee agrees to pay all costs thereof with the next Lease Payment or as specified by Lessor.

X. RETURN OF SYSTEM. Lessee shall, at its sole expense, surrender each item of the System then subject to any Lease hereunder at the expiration or earlier termination of the Lease Term by delivering the item to the Lessor at a location designated by the Lessor within the Continental United States. In the case of Licensed Materials, Lessee shall terminate its use of all Licensed Materials and assign to Lessor all of Lessee's rights under the applicable Licenses. Lessee shall arrange for the return shipment of the System, including the Licensed Materials, and its insurance in transit in accordance with the Lessor's instructions and at the Lessee's sole expense.

         When Licensed Products or Equipment is surrendered to the Lessor it shall be in the condition and repair required to be maintained under this Agreement. It will also be free of all evidence of advertising or insignia placed on it by the Lessee and meet all legal and regulatory requirements and be free of all liens. If Lessor reasonably determines that an item of Licensed Products or Equipment, once it is returned, is not in the condition required hereby, Lessor may cause the repair, service, upgrade, modification or overhaul of the item of Licensed Products or Equipment to achieve such condition and upon demand, Lessee shall promptly reimburse Lessor for all amounts reasonably expended in connection with the foregoing.

         Should Lessee not return the System at the end of the Lease Term, Lessee shall continue to make Lease Payments to Lessor in the sum equal to the last Lease Payment and at the same intervals as set out in the Lease as a month-to-month lease term (or other term as designated by Lessor) until returned by Lessee or until returned upon demand therefor by Lessor. The acceptance of said Lease Payments by Lessor shall not waive Lessor's right to have the System promptly returned to Lessor pursuant to the provisions hereof, nor shall the acceptance of said Lease Payments be deemed to be an extension of the Lease Term.

X1. INDEMNIFICATION. Lessee assumes and agrees to indemnify, defend and keep harmless Lessor, its agents and employees, from and against any and all losses, damages, injuries, claims, demands and expenses, including legal, consulting and expert expenses (other than such as may directly and proximately result from the gross negligence or willful misconduct of Lessor, its agents or employees), arising on account of the ordering (whether by Acquisition Agreement or otherwise), acquisition, delivery, installation or rejection of the System, the possession, maintenance, use, condition (including without limitation, latent and other defects, any claim in tort for strict liability, and any claim for patent, trademark or copyright infringement) or operation of any item of the System, and by whomsoever used or operated, during the Lease Term with respect to that item of the System, the loss, damage, destruction, environmental impact, removal, return, surrender, sale or other disposition of the System, or any item thereof. Lessor shall give Lessee prompt notice of any claim or liability hereby indemnified against. The obligations contained in this paragraph continue beyond the termination of the Lease if the liability occurred during the Lease Term.

XII. LAWS, REGULATIONS AND TAXES. Lessee shall comply with all laws, regulations and orders relating or pertaining to the System, this Agreement or any Lease hereunder and Lessee shall be responsible for, as and when due, and shall indemnify and hold Lessor harmless from and against all present and future taxes and other governmental charges, or any increases therein (including, without limitation, sales, use, leasing and stamp taxes and license and registration fees) and amounts in lieu of such taxes and charges and any penalties or interest on any of the foregoing, imposed, levied upon, in connection with, or as a result of the purchase, ownership, delivery, leasing, possession or use of the System, or based upon or measured by the Lease Payments or receipt with respect to this Agreement or any Lease hereunder. Lessee shall not, however, be obligated to pay any taxes on or measured by Lessor's net income. Lessee authorizes Lessor to add to the amount of each Lease Payment any sales, use or leasing tax that may be imposed on or measured by such Lease Payment. Lessee shall pay Lessor on demand, as additional rent, the amount of the personal property tax required to be paid by Lessor as owner of the System, plus reasonable costs incurred in collecting and administering any taxes, assessments or fees and remitting them to the appropriate authorities. in the event Lessee does not pay all sums specified above, Lessor has the right, but not the obligation, to pay the same. If Lessor shall so pay any of the aforementioned, then the Lessee shall remit such amount with the next Lease Payment. Upon direction by Lessor, Lessee shall file the personal property tax declaration; pay the personal property tax for each System location and forward to Lessor at Lessors request a copy of the personal property tax declaration listing the System. The obligations contained to this Section shall continue beyond the termination of the Lease if the obligations commenced during the Lease Term.

XIII. EVENTS OF DEFAULT. The term "Event of Default" shall mean any one or more of the following:

         (a) Lessee shall fail to make any Lease Payment, or any other payment, as it becomes due and such failure is not cured within ten
                  (10) days; or

         (b) Lessee shall fail to perform or observe any of the covenants set forth in Paragraph IX; or

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SierraCities.com                                  Agreement Number:295293/337589

         (c) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder or in any Lease and such failure is not cured within 30 days after the date of notice thereof by Lessor to Lessee; or
         (d) Lessee shall enter into any transaction of merger or consolidation in which it is not the surviving entity or sell, transfer or otherwise dispose of all or substantially all of its assets ("Assets") unless the surviving entity or the entity acquiring such Assets assumes all the duties and obligations of Lessee hereunder and which merger, consolidation, sale or transfer must be approved in writing by Lessor; or
         (e) (i) Lessee or any guarantor of Lessee's obligations hereunder ("Guarantor') shall commence any action (A) for relief under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (B) seeking appointment of a receiver, custodian or other similar official for it or for its assets or making a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Lessee any action (A) of a nature referred to in clause (i)(A) which results in the entry of an order for relief or any such other relief and remains undismissed or undischarged for a period of 30 days, or (B) seeking attachment, execution or similar process against its assets which results in the entry of an order for any such relief which shall not be vacated or discharged within 30 days from the entry thereof; or (iii) Lessee shall generally not, or be unable to, pay its debts as they come due; or
         (f)  Lessee or any Guarantor shall die or (if an entity) liquidate or dissolve itself or be liquidated or terminated; or
         (g)  Any representation or warranty made by Lessee herein or otherwise furnished Lessor in connection with this Agreement or any Lease hereunder shall prove at any time to have been untrue or misleading when made in any material respect; or
         (h) Lessee or any Guarantor defaults on any indebtedness for borrowed money, lease, or installment sale obligation, in each case when any applicable grace period for such obligation has expired and the lender, lessor or creditor has commenced to exercise any remedy, but only if the indebtedness or other obligation is in an amount equal to or in excess of $50,000; or (i) Lessor shall reasonably deem itself insecure as a result of a material adverse change in Lessee's financial condition, operations or ownership; or (ii) Lessee shall default in its obligations under a License.

XIV. REMEDIES. Upon the occurrence of any Event of Default, Lessor may declare this Agreement or any Lease hereunder to be in default and exercise any one or more of the following remedies:
         (a) declare the entire unpaid balance of Lease Payments for the unexpired term of the Lease hereunder immediately due and payable and similarly accelerate the balances due under any other Leases between Lessor and Lessee without notice or demand,
         (b) sue for and recover all Lease Payments and other monies due and to become due under the Lease hereunder, plus the estimated fair market value of the System at the end of the originally scheduled Lease Teen or any agreed upon Purchase Option, all of which shall be discounted to the date of default at the Present Value Rate (defined in Section 8 hereof), but only to the extent permitted by law,
         (c) charge Lessee interest on all monies more than thirty days past due Lessor at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law from the date of default until paid,
         (d) require Lessee to assemble all Equipment and Licensed Products at Lessee's expense, at a place reasonably designated by Lessor and/or
         (e) remove any physical obstructions for removal of the Equipment from the place where the Equipment is located and take possession of any or all items of System, without demand or notice, wherever same may be located, disconnecting and separating all such items of the System from any other property. Lessee hereby waives any and all damages occasioned by such retaking except such damages as may be caused by Lessors gross negligence or willful misconduct. Lessor may, at its option, use, ship, store or repair any or all items of the System so removed and shall sell, lease or otherwise dispose of any such System at a private or public sale. In the event Lessor disposes of the System, Lessor shall give Lessee credit for any sums received by Lessor from the sale or lease of the System after deduction of the expenses of sale or lease. Lessee shall also be liable for and shall pay to Lessor (i) all expenses incurred by Lessor in connection with the enforcement of any of Lessor's remedies, including all expenses of repossessing, storing, shipping, repairing and selling the System, and (ii) Lessor's reasonable attorney's fees. Lessor and Lessee acknowledge the difficulty in establishing a value for the unexpired Lease Term and owing to such difficulty agree that the provisions of this paragraph represent an agreed measure of damages and are not to be deemed a forfeiture or penalty.

         Whenever any payment is not made by Lessee when due hereunder, Lessee agrees to pay to Lessor, not later than one month thereafter, an amount calculated at the rate of five cents per one dollar for each such delayed payment as compensation for Lessor's internal operating expenses arising as a result of such delayed payment, but only to the extent permitted by law. Such amount shall be payable in addition to all amounts payable by Lessee as a result of the exercise of any of the remedies herein provided.

         All remedies of Lessor hereunder are cumulative, are in addition to any other remedies provided for by law, and may, to the extent permitted by law, be exercised concurrently or separately. The exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of the Lessor to exercise and no delay in exercising any right or remedy shall operate as a waiver thereof or modify the terms of this Agreement or any Lease hereunder. A waiver of default shall not be a waiver of any other or subsequent default. Lessor's recovery hereunder shall in no event exceed the maximum recovery permitted by law.

XV. UCC FILINGS. Lessor and Lessee agree that a carbon, photographic or other reproduction of this Agreement or any Lease hereunder may be filed as a financing statement and shall be sufficient as a financing statement under the Uniform Commercial Code ("UCC") or other applicable law. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to execute such financing statement on Lessee's behalf and to do all acts or things which Lessor may deem necessary to protect, perfect and maintain Lessor's title and interest in the System and hereunder. It is the intent of the parties that this is a true lease, and the filing of a financing statement under the UCC or other applicable law shall not be construed as evidence that any security interest was intended to be created, but only to give public notice of Lessors ownership of the System. If this Agreement or any Lease hereunder is deemed at any time to be one intended as security then Lessee grants Lessor a security interest in the System and the proceeds from the sale, lease or other disposition of the System. Lessee agrees to pay Lessor a fee to reimburse Lessor's expenses for the preparation and filing of all such financing statements as Lessor may reasonably deem necessary and for Lessor's Other documentation costs.

XVI. LESSEE REPRESENTATIONS AND WARRANTIES. Lessee hereby represents, warrants and covenants to Lessor the following with respect to each Lease as of the date Lessee executes the Delivery and Acceptance Receipt related thereto:
         (a) Lessee is organized and validly existing under the laws of the state of its organization, with adequate power and capacity to enter into the Lease, all documents related to the purchase of the System and any other documents required to be delivered in connection with the Lease or the System (hereinafter "Documents") and is duly qualified to do business wherever necessary to carry on its present business, including all states where the System is to be located;
         (b) the Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements of Lessee, enforceable in accordance with their terms, except as may be limited under applicable bankruptcy and insolvency laws;
         (c) no approval, consent or withholding of objections is required from any federal, state or local governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents, except such as have already been obtained;
         (d) the entry into and performance by Lessee of its obligations under the Documents will not (i) violate any judgment, order, law or regulation applicable to Lessee or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any item of the System pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than the Lease or any purchase money security interest retained by any supplier) to which Lessee is a party;
         (e) there are no suits or proceedings pending or threatened in court or before any regulatory commission, board or other administrative governmental agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under the Lease; and
         (f) the balance sheet and statement of income of Lessee, or of any consolidated group of which Lessee is a member, heretofore delivered to Lessor have been prepared in accordance with generally accepted accounting principles and fairly present the financial position of Lessee or the consolidated group of companies of which Lessee is a member on and as of the date thereof and the results of its or their operations for the period or periods covered thereby. Since the date of such balance sheet and statement of income there has been no material adverse change in the financial or operating condition of Lessee or of its consolidated group. Lessee hereby warrants and represents that the System will be used for business purposes, and not for personal, family or household purposes. Lessee acknowledges that Lessor has relied upon this representation in entering into this Agreement and each Lease hereunder.

XVII. NOTICES. Written notices to be given hereunder shall be deemed to have been given when delivered personally or deposited in the United States mails or nationally recognized delivery service, postage prepaid, addressed to such party at its address set forth above or at such other address as such party may have subsequently provided in writing.

XVIII. CHOICE OF LAW. This Agreement and each Lease hereunder shall be deemed to have been made in California and, except for local filing requirements and laws relating to conflict of laws, shall be governed by and construed in accordance with the laws of the State of California. Lessee hereby consents to and agrees that personal jurisdiction over Lessee and subject matter jurisdiction over the System shall be with the state or federal courts in California with respect to any provision of this Agreement or any Lease hereunder. Lessee agrees that service of process in any action or proceeding may be duly effected upon Lessee by mailing such process via certified mail, return receipt requested. Lessee also agrees to waive its right to a trial by jury.

X1X. SUPPLIER'S CONTRACT AND LESSEE'S WAIVERS. Lessor and Lessee agree that each Lease is a Finance Lease as that term is defined in Article 2A of the UCC. Lessee acknowledges that Lessor has apprised Lessee of the identity of the System supplier. Lessor hereby notifies Lessee that Lessee may have rights pursuant to

SierraCities.com                                  Agreement Number:295293/337589

the contract with the supplier and Lessee may contact the supplier for a description of any rights or warranties that Lessee may have under this contract, including any limitations therein. Lessee hereby waives any and all rights and remedies granted Lessee by Sections 303 and 508 through 522 of
Article 2A of the UCC. The waivers contained herein shall not constitute a waiver by Lessee of any of its rights or remedies against the Vendor of the System. By initialing this provision, Lessee agrees that to the extent required by Section 208 of Article 2A of the UCC, Lessor has complied with any requirement for a separately signed document.

XX. ENTIRE AGREEMENT, NON-WAIVER AND SEVERABILITY. This Agreement and each Lease hereunder contain the entire agreement and understanding between Lessee and Lessor relating to the subject matter of each Lease. No agreements or understandings shall be binding on the parties hereto unless set forth in writing and signed by the parties. All obligations of the Lessee, if more than one, shall be joint and several. Time is of the essence in this Agreement and each Lease hereunder. No waiver by Lessor of any breach or default shall constitute a waiver of any additional or subsequent breach or default by Lessor nor shall it be a waiver of any of Lessors rights. Any provision of this Agreement or any Lease hereunder which for any reason may be held unenforceable in any one jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions of this Agreement or any Lease hereunder, and any such unenforceability in any one jurisdiction shall not render such provision unenforceable in any other jurisdiction.

XXI. FINANCIAL STATEMENTS. Lessee agrees to submit financial statements or tax returns if its financial statements are unaudited within 90 days from the end of its fiscal year and Lessee warrants to Lessor that all financial statements furnished and to be furnished have been and will be prepared in accordance with generally accepted accounting principles, are an accurate reflection of Lessee's financial condition and that there has been no material adverse change in the financial condition of Lessee or any guarantor of Lessee's obligations since the dates of preparation and submission of the financial statements submitted to Lessor. Lessee agrees to deliver to Lessor at any time or times hereafter such information or documents, including, without limitation, certified resolutions, financial statements and legal opinions, as Lessor may request.

XXII. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date first above written.

LESSEE: GTS/HDD INC.                       LESSOR: SIERRACITIES.COM INC.

By:  /s/ Larry Garriott                    By:
   ----------------------------------         ----------------------------------
Print Name: Larry C. Garriott              Print Name:
            -------------------------                 --------------------------
Title:      President                      Title:
            -------------------------            -------------------------------
Date:                                      Date:
            -------------------------           --------------------------------

SierraCities.com                                  Agreement Number:295293/337589

                                    ADDENDUM


This Addendum is supplemental to and made part of Master Lease Agreement Number 295293/337589 dated and Master Lease Schedule Number 337589 (together, the "Lease") between GTS/HDD, Inc. ("Lessee") and SierraCities.com Inc. dba First Sierra Financial, Inc. ("Lessor") and all related documentation. Lessee and Lessor hereby agree that the Lease is amended with respect to the changes listed below:

"LESSEE, provided that it is not in default under the Lease, shall have the option to purchase all of the Equipment described in said Lease Schedule (and not merely part thereof) upon the initial expiration of the LEASE for one final payment of one dollar ($1.00), plus applicable sales tax (and any other additional amounts due and owing under the LEASE), if any. Upon receipt by LESSOR and/or Lessor's assignee of the full purchase price plus any other sums due and owing, LESSOR and/or Lessor's assignee will furnish LESSEE with a bill of sale warranting good title to the Equipment, but excepting any impairment thereof by reason of any acts by LESSEE or those making claims against LESSEE. The bill of sale will also provide that the purchase shall be "as is", "where is" and without any other warranties, expressed or implied."





















In all other respects, the terms and conditions of the Lease, as originally set forth, shall remain in full force and effect.

In witness whereof the parties hereto by their authorized signatories, have executed this addendum at the date set forth below their respective names.

LESSEE: GTS/HDD Inc.                          LESSOR: SIERRACITIES.COM INC.

By:   /s/ Larry Garriott                      By:
     ---------------------------------            ------------------------------
Printed Name: Larry C. Garriott               Printed Name:_____________________
Title: President                              Title:____________________________
Date:__________________________________       Date:_____________________________

SierraCities.com                                  Agreement Number:295293/337589

                              MASTER LEASE SCHEDULE
                                 By and Between
                              SIERRACITIES.COM INC.
                                       and
                                  GTS/HDD,Inc.

         This MASTER LEASE SCHEDULE NUMBER 295293/337589 ("Lease") is by and between SierraCities.com Inc., ("Lessor") and GTS/HDD. Inc., ("Lessee") and incorporates the terms and conditions of that certain blaster Lease Agreement dated as of between Lessor and Lessee ("Master Lease"). Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the following described items of Equipment and/or Licensed Products for the Lease Term and on terms and conditions set forth herein. The Lease shall become effective as against Lessor upon Lessors execution hereof.

I.    EQUIPMENT DESCRIPTION:
      Quantity        Item                                   Model/Serial No.
      --------        ----                                   ----------------
      See attached invoice (s)                     see attached invoice (s)

      AGGREGATE ACQUISITION AMOUNT:    $320,000.00

      EQUIPMENT LOCATION:                                  BILLING ADDRESS:
      ------------------                                   ---------------
      31703 Cottonwood Lane,                              220 Braiglen Lane,
      Magnolia TX 77355                                   La Porte TX 77571

II. LEASE TERM: The Lease shall commence on the day that Lessee executes a Delivery and Acceptance Certificate with respect to the Equipment ("Commencement Date"). The Base Lease Term of the Lease shall be for the term indicated below and shall commence on the first day of the calendar month following the Commencement Date ("Base Term Commencement Date").

      BASE LEASE TERM:     37       months

III.  LEASE PAYMENTS:

(a)   Base Term Rent consists of the following monthly payments:  [ ] Indicated by an "X" if
                                                                  in arrears
      Month(s)           Amount               Taxes               Total
      1                  $26,000.00           $2,145.00           $28,145.00
                                                                   followed by
      3                  $2,000.00            $165.00             $2,165.00
                                                                   followed by
      33                 $10,885.00           $898.01             $11.783.01

      The first installment of Base Term Rent shall be due and payable upon the earlier of (i) the date specified in Lessor's invoice thereto;, or
      (ii) the Base Term Commencement Date.

(b) Interim Rent is due and payable in full on the date specified in Lessors invoices) therefor and shall be computed by dividing one payment of Base Term Rent by thirty (30) and multiplying the result by the number of days from and including the Commencement Date to the day preceding the Base Term Commencement Date.

(c) On or before the Commencement Date, Lessee shall pay Lessor an amount equal to $28,145.00 ("Advance Payment"). The Advance Payment shall be applied to Lessee's first one Base Term Rent Payment, with any balance to be applied to the first and subsequent Base Term Rent payments.

IV. INDEX RATE: The Lease Payments set forth in Section 3 hereof are based upon n/a ( ) year United States Treasury obligations, which had an annual yield to maturity of n/a % (index Rate). Lessor reserves the right to adjust the Lease Payments to reflect any changes in the Index Rate as of the Commencement Date.

V. ADDITIONAL PROVISIONS: Lessee will have the option to purchase the equipment at the expiration of the lease at its then Fair Market Value plus any applicable fees and taxes unless the parties agree otherwise by written addendum to the lease and provided that each and every of the obligations of the Lessee are timely performed and fulfilled. Transfer of the equipment by Lessor to Lessee, including title and security interest, will be "as is, where is, without any representation or warranty.

LESSEE: GTS/HDD INC.                          LESSOR: SIERRACITIES.COM INC.

By:    /s/ Larry Garriott                     By:
    -----------------------------------          -------------------------------

Print Name: Larry C. Garriott                 Print Name:
            ---------------------------                  -----------------------

Title:      President                         Title:
            ---------------------------             ----------------------------

 Date:                                        Date:
            ---------------------------            -----------------------------
                      to be completed by Lessor when known)
 Lease #___________Commencement Date________Base Term Commencement Date:________


                                       1